SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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First Financial Bancorp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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FIRST FINANCIAL BANCORP.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS

To Be Held April 27, 2004

Hamilton, Ohio
March 24, 2004

To the Shareholders:

          The Annual Meeting of Shareholders of First Financial Bancorp. (the “Corporation”) will be held at the Manor House Banquet and Conference Center, 7440 Mason-Montgomery Road, Mason, Ohio 45040, on April 27, 2004, at 10:00 A.M., local time, for the following purposes:

1.	To elect the following three nominees as directors with terms expiring in 2007 (Class III): Donald M. Cisle, Corinne R. Finnerty and Bruce E. Leep.

2.	To consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

          On March 1, 2004, there were 43,958,061 common shares outstanding. Each shareholder is entitled to one vote for each common share held regarding each matter properly brought before the Annual Meeting. Shareholders of record of the Corporation at the close of business on March 1, 2004, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

By Order of the Board of Directors,

/s/ Janie McCauley

Janie McCauley, Legal Officer
and Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND RETURN PROMPTLY THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. A STAMPED, ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

VOTING SECURITIES
PRINCIPAL SHAREHOLDERS
SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTOR
ELECTION OF DIRECTORS
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
COMMUNICATING WITH THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
AUDIT COMMITTEE
INDEPENDENT AUDITORS, FEES AND ENGAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE
TRANSACTIONS WITH RELATED PARTIES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
ANNUAL REPORT
Appendix A

FIRST FINANCIAL BANCORP.
300 High Street
P.O. Box 476
Hamilton, Ohio 45012-0476

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Approximate Date to Mail — March 24, 2004

          On behalf of the Board of Directors of First Financial Bancorp. (the “Corporation”), a Proxy is solicited from you to be used at the Corporation’s Annual Meeting of Shareholders (“Annual Meeting”) scheduled for April 27, 2004, at 10:00 A.M., local time, to be held at the Manor House Banquet and Conference Center, 7440 Mason-Montgomery Road, Mason, Ohio 45040.

          Proxies in the form enclosed herewith are being solicited on behalf of the Corporation’s Board of Directors. Proxies which are properly executed and returned will be voted at the Annual Meeting as directed. Proxies properly executed and returned which indicate no direction will be voted in favor of the proposals set forth in the Notice of Annual Meeting attached hereto and more fully described in this Proxy Statement. Proxies indicating an abstention from voting on any matter will be tabulated as a vote withheld on such matter and will be included in computing the number of common shares present for purposes of determining the presence of a quorum for the Annual Meeting. If a broker indicates on the form of Proxy that it does not have discretionary authority as to certain common shares to vote on a particular matter, those common shares will be considered as present for the purpose of determining the presence of a quorum but not entitled to vote with respect to that matter. Any shareholder giving the enclosed Proxy has the power to revoke the same prior to its exercise by filing with the Secretary of the Corporation a written revocation or duly executed Proxy bearing a later date or by giving notice of revocation in open meeting.

VOTING SECURITIES

          As of March 1, 2004, the record date fixed for the determination of shareholders entitled to vote at the Annual Meeting, there were 43,958,061 common shares outstanding, which is the only outstanding class of capital stock of the Corporation. Each such share is entitled to one vote on each matter properly coming before the Annual Meeting.

PRINCIPAL SHAREHOLDERS

          The table below identifies all persons known to the Corporation to own beneficially more than 5% of the Corporation’s outstanding common shares.

Name and Address	Amount and Nature of Beneficial	Percentage
of Beneficial Owner	Ownership of Common Shares	of Class
First Financial Bank, National Association (1)	8,817,227	20.06%
300 High Street Hamilton, Ohio 45012-0476

Cincinnati Financial Corporation (2)	2,465,644	5.61%
6200 South Gilmore Road Cincinnati, Ohio 45214

(1)	These shares are held by First Financial Bank, N.A. (“First Financial Bank”) and other subsidiary banks (the “Trustees”) in their fiduciary capacity under various agreements. The Trustees have advised the Corporation that they have sole voting power for 8,703,550 shares, shared voting power for 0 shares, sole investment power for 3,341,807 shares and shared investment power for 5,078,928 shares. Included in the foregoing shares are 506,775 common shares that are beneficially owned by certain directors and executive officers and which are reported in the following table showing shareholdings of directors, executive officers and nominees for director.

(2)	Cincinnati Financial Corporation reports that it has sole voting power for 2,465,644 shares, shared voting for 0 shares, sole investment power for 2,465,644 shares and shared investment power for 0 shares.

SHAREHOLDINGS OF DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTOR

          As of March 1, 2004, the directors of the Corporation, including the three nominees for election as directors, the executive officers of the Corporation named in the Summary Compensation Table who are not also directors and all executive officers and directors of the Corporation as a group beneficially owned common shares of the Corporation as set forth below.

	Amount and Nature of Beneficial		Percentage
Name	Ownership of Common Shares (1)		of Class (7)
Donald M. Cisle	495,065	(2)	1.1%
Corinne R. Finnerty	38,245	(3)
Carl R. Fiora	43,197	(4)
James C. Garland	37,934
Murph Knapke	22,331
Bruce E. Leep	341,451	(5)
Stephen S. Marcum	117,769	(6)
Barry S. Porter	42,614
Steven C. Posey	74,561
James C. Hall	119,294
Mark W. Immelt	146,546
C. Douglas Lefferson	96,299
C. Thomas Murrell, III	49,460
All executive officers, directors and nominees as a group (16 persons)	1,732,299		3.9%

(1)	Includes shares subject to outstanding options which are exercisable by such individuals within 60 days as follows: Mr. Cisle 21,053 shares, Ms. Finnerty 14,858 shares, Mr. Fiora 20,980 shares, Mr. Garland 23,521 shares, Mr. Knapke 17,326 shares, Mr. Leep 17,326 shares, Mr. Marcum 23,521 shares, Mr. Porter 23,521 shares, Mr. Posey 23,521 shares, Mr. Hall 65,024 shares, Mr. Immelt 95,981 shares, Mr. Lefferson 51,210 shares, Mr. Murrell 27,500 shares, and all executive officers, directors and nominees as a group 488,975 shares.

(2)	Of these shares, 458,850 are owned by Seward-Murphy Inc. Of the shares owned by Seward-Murphy Inc., Mr. Cisle has sole voting and investment power for 225,138 shares and shared voting power for 183,200 shares. Mr. Cisle shares voting and investment power for 704 shares held either jointly with his wife or solely in his wife’s name.

(3)	Ms. Finnerty shares voting and investment power for 20,086 of these shares which are held jointly with her husband.

(4)	Mr. Fiora disclaims beneficial ownership of 3,017 of these shares which are held solely in his wife’s name.

(5)	Mr. Leep shares voting and investment power for 156,762 of these shares which are held solely in his wife’s name.

(6)	Of these, 12,654 shares are owned by Mr. Marcum’s wife, 40,827 shares are owned by their children and 36,894 shares are owned by Mr. Marcum as a trustee of a private foundation, for all of which he disclaims beneficial ownership. The shares do not include common shares held by Ohio Casualty Corporation of which Mr. Marcum is a director. Mr. Marcum disclaims beneficial ownership of those shares.

(7)	Percentages of class are listed only for those owning one (1%) percent or more.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

          The Board of Directors intends to nominate three persons as Class III Directors, each for a three-year term. The terms of the remaining directors in Classes I and II will continue as indicated below. It is intended that the accompanying Proxy will be voted for the election of Donald M. Cisle, Corinne R. Finnerty and Bruce E. Leep, all incumbent directors. In the event that any one or more of such nominees becomes unavailable or unable to serve as a candidate, the accompanying Proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The three nominees for Class III Directors receiving the most votes at the Annual Meeting will be elected as Class III Directors.

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since
Nominees — Class III Directors – Term Expiring in 2007:

Donald M. Cisle, 49	President of Don S. Cisle Contractor, Inc. (construction contractor); Director of First Financial Bank, Hamilton, Ohio.	1996

Corinne R. Finnerty, 47	Partner in law firm of McConnell & Finnerty, North Vernon, Indiana (trial attorney); Director of Heritage Community Bank, Columbus, Indiana.	1998

Bruce E. Leep, 67	Chairman of Sand Ridge Bank, Schererville, Indiana; retired Chief Executive Officer of Sand Ridge Bank; Assistant Professor of English, Trinity Christian College, Palos Heights, Illinois.	1999

Class I Directors – Term Expiring in 2005:

Carl R. Fiora, 69	Retired President and Chief Executive Officer of Armco Steel Co., L.P.; formerly Area Vice President, Manufacturing and Services Group, Armco Inc. (diversified steel and energy company); Director of Russel Metals Inc. (metals distribution and processing company); Director of First Financial Bank, Hamilton, Ohio.	1987

Stephen S. Marcum, 46	Partner in Parrish, Fryman & Marcum Co., LPA, Hamilton, Ohio; Director of Ohio Casualty Corporation (insurance holding company) and First Financial Bank, Hamilton, Ohio.	1996

Steven C. Posey, 53	President of Posey Management Corp. DBA McDonald’s; President of Posey Property Company; Director of First Financial Bank, Hamilton, Ohio.	1997

	Position with Corporation and/or Principal	Director
Name and Age (1)	Occupation or Employment For the Last Five Years	Since
Class II Directors – Term Expiring in 2006:

James C. Garland, 61	President of Miami University, Oxford, Ohio; President of RAZR Technology (a consulting business); Director of First Financial Bank, Hamilton, Ohio.	1996

Murph Knapke, 56	Partner of Knapke Law Office, Celina, Ohio; Director of Community First Bank & Trust, Celina, Ohio.	1983

Barry S. Porter, 66	Retired Chief Financial Officer/Treasurer of Ohio Casualty Corporation (insurance holding company) and its affiliated companies; Director of First Financial Bank, Hamilton, Ohio.	1988

(1)	Ages are listed as of December 31, 2003.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

          During the last fiscal year, the Board of Directors held twelve regularly scheduled meetings. All of the incumbent directors and each nominee standing for election attended 75% or more of those meetings and the meetings held by all board committees on which they served, during the periods that they served as directors.

          The Board of Directors believes that it is important for directors to participate in scheduled board and committee meetings and to attend the Annual Meeting. It is the policy of the Board of Directors that directors who participate in fewer than 75% of scheduled board and committee meetings, or who do not attend the Annual Meeting, unless excused by the Board of Directors, are subject to not being re-nominated to the Board of Directors. Eleven of the Corporation’s twelve directors in office at the time attended the 2003 Annual Meeting.

          During the last fiscal year, each director received $10,000 in retainer fees. The retainer fees were paid to the directors in the Corporation’s common shares pursuant to the Corporation’s Director Fee Stock Plan. In addition to the retainer fees, each director received $500 for each board meeting attended and $300 for each board meeting held via teleconference. Each non-employee director was paid $300 for each committee meeting attended and $200 for each committee meeting held via teleconference. The Corporation pays taxes imposed on directors’ fees by the City of Hamilton, Ohio. Pursuant to the First Financial Bancorp. 1999 Stock Option Plan for Non-Employee Directors, each non-employee director receives in the year in which he or she is elected initially or re-elected to the Board of Directors an option to purchase 8,663 common shares. The exercise price for each option granted is 100% of the fair market value on the date of grant.

Independent Directors

          The Board of Directors has determined that seven of its nine members are independent directors as that term is defined under the rules of the National Association of Securities Dealers (the “NASD”). The independent directors are Donald M. Cisle, Corinne R. Finnerty, Carl R. Fiora, James C. Garland, Murph Knapke, Barry S. Porter, and Steven C. Posey. The independent directors meet in regularly scheduled meetings at which only the independent directors are present.

          The Board of Directors has a standing Executive Committee, a Corporate Governance and Nominating Committee, a Compensation Committee and an Audit Committee.

Executive Committee

          The Executive Committee, in the recess of the Board, has the authority to act upon most corporate matters subject to Board approval, other than exercising any powers delegated to another Committee of the Board. The members of the Executive Committee are Donald M. Cisle, Bruce E. Leep and Stephen S. Marcum. The Executive Committee held ten meetings during the 2003 fiscal year.

Corporate Governance and Nominating Committee

          The Corporate Governance and Nominating Committee (the “Nominating Committee”) reports to the Board on corporate governance matters, including the evaluation of the Board and its Committees and the recommendation of appropriate Board Committee structures and membership. The Nominating Committee also establishes procedures for the director nomination process and recommends director nominees for the Board’s approval. The Nominating Committee operates pursuant to a written charter, a current copy of which is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Nominating Committee is comprised of the following directors, each of whom satisfies the definition of independence for nominating committee members under the rules of the NASD: Donald M. Cisle, Corinne R. Finnerty, Carl R. Fiora, James C. Garland and Murph Knapke. The Nominating Committee held one meeting during the 2003 fiscal year.

          It is the Nominating Committee’s policy that it will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Corporation’s Amended and Restated Regulations (the “Corporation’s Regulations”). Under those procedures, shareholders who wish to nominate individuals for election as directors must provide:

1.	The name and address of the shareholder making the nomination and the name and address of the proposed nominee;

2.	The age and principal occupation or employment of the proposed nominee;

3.	The number of shares of the Corporation’s common stock beneficially owned by the proposed nominee;

4.	A representation that the shareholder making the nomination:

a.	Is a holder of record of shares entitled to vote at the meeting, and

b.	Intends to appear in person or by proxy at the meeting to make the nomination;

5.	A description of all arrangements or understandings between the shareholder making the nomination and the proposed nominee;

6.	Any additional information regarding the proposed nominee required by the proxy rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement if the proposed nominee had been nominated by the Corporation’s Board of Directors; and

7.	The consent of the proposed nominee to serve as a director if elected.

          In order to be recommended for a position on the Corporation’s Board of Directors by the Nominating Committee, a proposed nominee must, at a minimum, (i) own shares of the Corporation’s common stock having a fair market value of not less than $1,000.00, and (ii) through a combination of experience and education have the skills necessary to make an effective contribution to the Board of Directors. In accordance with the Corporation’s Regulations, no one may be elected to the Board of Directors after reaching his or her seventieth birthday.

          The Nominating Committee identifies nominees for director through recommendations by shareholders and through its own search efforts, which may include the use of external search firms. The Nominating Committee evaluates nominees for director based upon criteria established by the Nominating Committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder. The criteria evaluated by the Nominating Committee include, among other things, the candidate’s judgment, integrity, leadership ability, business experience, and ability to contribute to board member diversity. The Nominating Committee also considers whether the candidate meets independence standards, is “financially literate” or a “financial expert,” is available to serve, and is not subject to any disqualifying factor.

          In connection with the 2005 Annual Meeting of Shareholders, the Nominating Committee will consider nominees for election as directors recommended by shareholders provided that notice of a proposed nomination is received by the Corporation no later than January 27, 2005, as provided in the Corporation’s Regulations. Notice of a proposed nomination must include the information outlined above and should be sent to First Financial Bancorp., Attention: Janie McCauley, Legal Officer and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

Compensation Committee

          Prior to adopting a new charter in January 2004, the Compensation Committee made recommendations to the Board of Directors with respect to the compensation of the Corporation’s Chief Executive Officer and each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer. In January 2004, the Compensation Committee began operating under the new charter pursuant to which the Compensation Committee determines and approves the compensation of the Chief Executive Officer and approves the compensation of each executive officer of the Corporation determined pursuant to Rule 16a-1(f) under the Securities Exchange Act of 1934. The Compensation Committee also reviews and approves all benefit plans of the Corporation. A current copy of the Compensation Committee’s charter is available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” The Compensation Committee is comprised of the following directors, each of whom satisfies the definition of independence for compensation committee members under the rules of the NASD: James C. Garland, Carl R. Fiora, Murph Knapke and Barry S. Porter. The Compensation Committee held six meetings during the fiscal year.

Audit Committee

          The Audit Committee operates pursuant to a written charter that was adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A. The Audit Committee is responsible for overseeing the Corporation’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Corporation’s internal audit function and the external auditors, and the Corporation’s compliance with applicable legal and regulatory requirements. The Audit Committee is comprised of the following directors, each of whom satisfies the definition of independence for audit committee members under the rules of the NASD and the SEC: Donald M. Cisle, Carl R. Fiora and Barry S. Porter. The Board of Directors has determined that Barry S. Porter is the one audit committee financial expert serving on the Audit Committee. The Audit Committee held eight meetings during the fiscal year.

COMMUNICATING WITH THE BOARD OF DIRECTORS

          The Board of Directors has established a process by which shareholders may communicate with the Board of Directors. Shareholders may send communications to the Corporation’s Board of Directors or to individual directors by writing to:

Attn: Board of Directors (or name of individual director) First Financial Bancorp. P.O. Box 1242 Hamilton, OH 45012-1242

          Letters mailed to this post office box will be received by the director who serves as chair of the Audit Committee or the director who serves as chair of the Nominating Committee, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the chair of the Audit Committee.

     Information regarding this process is also available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “Corporate Governance.” For questions regarding this process, shareholders may call the Corporation’s legal officer and secretary, Janie McCauley, at (513) 867-4729.

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter, the Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Corporation’s independent auditors, Ernst & Young LLP (“Ernst & Young”), are responsible for expressing an opinion on the conformity of the Corporation’s audited financial statements to generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee discussed with Ernst & Young those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). In addition, the Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence.

     The Committee discussed with the Corporation’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Committee met with the internal auditors and with Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC. The Committee has approved the selection of Ernst & Young as the Corporation’s independent auditors.

AUDIT COMMITTEE

Barry S. Porter, Chairperson Donald M. Cisle	Carl R. Fiora

INDEPENDENT AUDITORS, FEES AND ENGAGEMENT

          Ernst & Young has been selected as independent auditors to audit the financial statements of the Corporation for the current fiscal year. Management expects that representatives of that firm will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

          The following table sets forth the aggregate fees billed to the Corporation and related entities for the last two fiscal years by the Corporation’s independent auditors.

Fees by Category	2002	2003
Audit Fees	$200,000	$205,000
Audit-Related Fees (1)	388,870	41,201
Tax Fees (2)	190,545	172,084
All Other Fees (3)	0	40,800

Total	$779,415	$459,085

(1)	Services covered by these fees consist of common trust fund audits, employee benefit plan audits and (for 2002 only) internal audit outsourcing, which Ernst & Young ceased to perform after June 30, 2002.

(2)	Services covered by these fees consist of professional tax services, including preparation of the federal income tax returns for the Corporation and its subsidiaries.

(3)	Services covered by these fees consist of audit and tax compliance work billed to the Legacy Funds Group of mutual funds for which the Corporation’s subsidiary, First Financial Capital Advisors LLC, serves as investment advisor.

          It is the policy of the Audit Committee that, before the Corporation engages an accounting firm to render audit services as the Corporation’s independent auditors, the engagement must be approved by the Audit Committee. In addition, before an accounting firm serving as the Corporation’s independent auditors is engaged by the Corporation to render non-audit services, the engagement must be approved by the Audit Committee.

EXECUTIVE COMPENSATION

          The following Summary Compensation Table sets forth the compensation earned during the last three completed fiscal years by individuals serving as the Corporation’s Chief Executive Officer, or acting in a similar capacity, during the last fiscal year and the Corporation’s four other most highly compensated executive officers (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
					Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
				Other
				Annual	Restricted	Securities	All Other
				Compen-	Stock	Underlying	Compen-
Name and				sation	Award(s)	Options/	sation
Principal Position	Year	Salary($)	Bonus ($)	($)(1)	($)(2)(3)	SARs (#)	($)(4)
Stanley N. Pontius	2003	$509,929	$0	$423	$505,242	10,000	$3,421,867
President and Chief	2002	514,443	207,612	498	494,001	10,000	33,533
Executive Officer (4)	2001	493,219	81,647	460	454,432	10,500	31,032

James C. Hall	2003	251,227	22,530	0	232,021	10,000	17,546
Executive Vice President	2002	235,673	71,621	0	215,000	10,000	18,468
	2001	199,327	24,536	0	151,798	7,875	27,696

Mark W. Immelt	2003	281,227	16,824	224	140,930	10,000	18,842
Senior Vice President	2002	271,793	54,479	202	260,993	10,000	17,149
	2001	260,577	35,069	180	240,186	10,500	15,646

C. Douglas Lefferson	2003	183,596	16,466	0	166,778	10,000	15,420
Senior Vice President and	2002	170,000	51,510	0	170,005	10,000	12,956
Chief Financial Officer	2001	128,517	16,549	0	115,289	10,500	3,996

C. Thomas Murrell, III	2003	176,494	14,067	0	116,060	10,000	6,538
Senior Vice President	2002	166,635	43,882	0	159,994	10,000	3,695
and Chief Lending Officer	2001	107,692	10,152	0	0	7,500	1,280

Bruce E. Leep	2003	15,000	0	1,121	0	0	71,950
Interim President and	2002	0	0	798	0	0	59,100
Chief Executive Officer (5)	2001	109,072	0	275	0	8,663	32,953

(1)	Represents amounts paid by the Corporation for taxes imposed on directors’ fees by the City of Hamilton, Ohio. Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for the individual for that year.

(2)	The number and value of the aggregate restricted stock holdings, as of December 31, 2003, of the Named Executive Officers (other than Mr. Pontius who held no shares of restricted stock as of that date) are, respectively, as follows: Mr. Hall, 30,419 shares and $485,183; Mr. Immelt, 30,321 shares and $483,620; Mr. Lefferson, 22,121 and $352,830; and Mr. Murrell, 13,977 shares and $222,933. Dividends will be paid on the restricted stock reported in this column (f).

(3)	The restricted stock awards reported in column (f) vest according to the following schedule: 25% of the shares vest one year from the date of the award, 25% of the shares vest two years from the date of the award, 25% of the shares vest three years from the date of the award, and 25% of the shares vest four years from the date of the award.

(4)	Represents directors’ fees, the Corporation’s contribution to the Thrift Plan, amounts attributable to the term insurance portion of premiums paid by the Corporation under the Endorsement Method Split Dollar Plan Agreement (the “Split Dollar Agreement”) and amounts paid or payable pursuant to the terms of a Separation Agreement and Release (the “Separation Agreement”) entered into between Mr. Pontius and the Corporation on October 15, 2003. The payments received during fiscal year 2003 for each of the items covered by column (h) are as follows:

	Directors’		Insurance	Separation
Name	Fees	Thrift Plan	Premiums	Agreement	Total
Mr. Pontius	20,750	6,000	3,408	3,391,709	3,421,867
Mr. Hall	11,000	6,000	546	0	17,546
Mr. Immelt	11,000	6,000	1,842	0	18,842
Mr. Lefferson	9,600	5,468	352	0	15,420
Mr. Murrell	0	5,262	1,276	0	6,538
Mr. Leep	71,950	0	0	0	71,950

Mr. Pontius received directors’ fees for serving as a director of the Corporation and a director and Chairman of the Board of First Financial Bank until October 15, 2003. Mr. Leep received directors’ fees for serving as a director and Chairman of the Board of the Corporation, a director and Chairman of the Board of Sand Ridge Bank, and, since October 15, 2003, a director and Interim Chairman of the Board of First Financial Bank. Mr. Hall, Mr. Immelt, and Mr. Lefferson also received directors’ fees for serving as directors of Sand Ridge Bank, First Financial Bank and Heritage Community Bank, respectively.

Mr. Pontius served as the Corporation’s President and Chief Executive Officer until October 15, 2003 (the “Separation Date”). Under the terms of the Separation Agreement, Mr. Pontius received a lump sum payment of $600,000, the right to receive periodic payments during the 36 month period following the Separation Date equal to his base salary in effect on the Separation Date (i.e. $551,328 per year), ownership of the Corporation-owned vehicle being provided by the Corporation for Mr. Pontius’s use prior to the Separation Date, the immediate vesting of 10,000 stock options that had been awarded to Mr. Pontius but had not yet vested as of the Separation Date,* the immediate vesting of 71,769 shares of restricted stock that had been awarded to Mr. Pontius but had not yet vested as of the Separation Date, and the reimbursement of up to $10,000 in legal fees incurred by Mr. Pontius in connection with the negotiation of the Separation Agreement. Mr. Pontius also remains eligible for benefits to which he is entitled under the Corporation’s thrift plan, retirement plan, supplemental retirement plan and the Split Dollar Agreement. The amount reported in column (h) for Mr. Pontius includes amounts paid or payable to Mr. Pontius under the terms of the Separation Agreement as follows:

Lump sum payment	$600,000
Base salary continuation for 36 months	1,653,984
Vesting of previously awarded restricted stock	1,103,807	**
Transfer of Corporation-owned vehicle	23,918
Reimbursement of legal fees	10,000

Total	$3,391,709

*	The stock options were not in the money on the Separation Date and lapsed on January 15, 2004, without having been exercised by Mr. Pontius.

**	Of this amount, only $856,047 was expensed by the Corporation at the Separation Date. Prior to the Separation Date, the Corporation had already expensed a portion of the restricted stock awards as part of the normal amortization of awards over the vesting period.

(5)	Mr. Leep, a director and Chairman of the Board of the Corporation, was appointed by the Board of Directors to serve as Interim President and Chief Executive Officer of the Corporation, effective October 15, 2003. Mr. Leep was President and Chief Executive Officer of Sand Ridge Bank until he retired from those positions in June 2001.

Employment Agreements

          The Corporation has employment agreements with each of the Named Executive Officers currently employed by the Corporation other than Mr. Leep. The term of each agreement ends upon the earlier of (i) the fifth anniversary of its execution date (or second anniversary in the case of Mr. Murrell), (ii) the date of the officer’s retirement, death or total and permanent disability, or (iii) the completion of full payment of all benefits under the agreement. Absent the officer’s death, total and permanent disability or retirement, the agreement renews annually from and after the fifth anniversary of its commencement date unless written notice to the contrary is given by the officer or the Corporation at least six months prior to the expiration of the term, including any extension thereof. (Mr. Murrell’s agreement renews annually from and after the second anniversary of its commencement date.)

          Upon one month’s advance written notice, the Corporation may terminate the officer’s employment with or without Cause and the officer may terminate his or her employment with or without Good Reason. “Cause” means a willful engaging in gross misconduct materially and demonstrably injurious to the Corporation, and “willful” means an act or omission in bad faith and without reasonable belief that such act or omission was in, or not opposed to, the best interests of the Corporation. “Good Reason” means: (a) a change in the duties of the officer’s position or the transfer to a new position in violation of the terms of the agreement; (b) a substantial alteration in the nature or status of the officer’s responsibilities in violation of the agreement; (c) a reduction in the officer’s base salary; (d) refusal by the Corporation or its successor to renew the term of the agreement for any reason prior to the officer reaching his or her normal retirement date under the Corporation’s retirement plan; or (e) changes in the officer’s “employment benefits” in violation of the terms of the agreement.

          In the event that the Corporation terminates an officer’s employment without Cause or the officer voluntarily terminates his or her employment for Good Reason and the officer provides the Corporation with a release and a covenant not to sue for all claims arising out of the officer’s employment and termination of employment, the officer shall receive the following benefits: (i) his or her base salary for a period of 24 months from the date of termination of employment (such period being the “Severance Pay Period”); (ii) if the officer has participated in the Corporation’s Performance Incentive Compensation Plan for a complete calendar year, an incentive compensation payment in one lump sum in an amount equal to 2.0 times the percentage of the incentive payment made or required to be made for the calendar year pursuant to the Performance Incentive Compensation Plan immediately preceding the calendar year in which the termination of employment occurs; and (iii) if such termination of employment occurs within 12 months after a “change in control” of the Corporation, a payment in one lump sum in an amount equal to the following: (A) with respect to any shares subject to an option granted as of the time of the “change in control” under the Corporation’s 1991 Stock Incentive Plan (the “1991 Incentive Plan”) that the officer cannot exercise as a result of the termination of employment, the difference between the fair market value of such common shares determined as of the date of termination of employment and the option exercise price, and (B) with respect to any restricted stock granted under the 1991 Incentive Plan as of the time of the change in control which the officer forfeits as a result of the termination of his or her employment, the fair market value of such restricted shares determined as of the date of termination of employment and as if all restrictions had been removed.

          In addition, solely for purposes of the Corporation’s Endorsement Method Split Dollar Agreement (the “Split Dollar Agreement”), the duration of the Severance Pay Period shall be considered as if it were active employment for purposes of determining whether the officer is eligible to receive a retirement benefit under the early retirement provisions of the Corporation’s retirement plan. If the date of termination of employment is within 12 months after a change in control, the officer will receive a payment (the “Split Dollar Payment”) within 90 days of the date of termination of employment in one lump sum equal to the present value of the death benefit he or she would have received under the Split Dollar Agreement determined as if he or she were eligible to receive a retirement benefit under the early retirement provisions of the Corporation’s retirement plan, based on age and years of service at the end of the Severance Pay Period, and had died at age 75 when the Split Dollar Agreement was still in effect. Present value will be determined using a discount rate based on a U.S. Treasury security’s rate for the applicable period (not greater than 10 years). Notwithstanding the foregoing, if the officer elects to receive an assignment of the policy under the Split Dollar Agreement, the Split Dollar Payment shall be applied to the cash payment to the Corporation required under the Split Dollar Agreement, and any portion of the Split Dollar Payment in excess of the amount required to be paid to the Corporation shall be paid to such officer.

          In the event that the Corporation terminates an officer’s employment for Cause or the officer terminates his or her employment without Good Reason, upon the date of termination of employment, the officer shall be eligible to receive only those benefits provided in accordance with the plans and practices of the Corporation that are applicable to employees generally. Any disputes concerning the reason for termination and any other claims arising during the course of employment will be resolved through binding arbitration.

          If the receipt of any payments described above, in combination with any other payments to an officer from the Corporation (other than Mr. Murrell), shall, in the opinion of independent tax counsel selected by the Corporation, result in liability for the payment by the officer of any excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code (the “Code”), the Corporation will pay to the officer within 60 days of the date his or her employment terminates an additional amount equal to the amount of such excise tax and the additional federal, state and local income taxes for which he or she will be liable as the result of this additional payment.

          During the term of the officer’s employment and for a period of six months following termination of the officer’s employment for any reason other than by the Corporation for Cause, the officer has agreed not to compete with the Corporation’s banking and lending businesses in the states of Ohio, Indiana, Michigan or Kentucky.

          The following table shows all individual grants of stock options to the Named Executive Officers of the Corporation during the fiscal year ended December 31, 2003.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value
					(Gain) at Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants				for Option Term (1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
	Number of	% of Total
	Securities	Options/SARs	Exercise
	Underlying	Granted to	or Base
	Options/SARs	Employees in	Price (2)	Expiration	5%	10%
Name	Granted (#)	Fiscal Year	($/Sh)	Date	$27.01	$43.00
Stanley N. Pontius	10,000	5.7%	$16.58	2013	$104,300	$264,200
James C. Hall	10,000	5.7%	16.58	2013	104,300	264,200
Mark W. Immelt	10,000	5.7%	16.58	2013	104,300	264,200
C. Douglas Lefferson	10,000	5.7%	16.58	2013	104,300	264,200
C. Thomas Murrell, III	10,000	5.7%	16.58	2013	104,300	264,200
Bruce E. Leep	0	0.0%	N/A	N/A	N/A	N/A

(1)	As required by rules of the SEC, potential values stated are based on the prescribed assumption that the Corporation’s common shares will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159% resulting in values of approximately $27.01 and $43.00), respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation’s common shares. As an alternative to the assumed potential realizable values stated in the above table, the SEC rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Corporation are not transferable, there is no objective criteria by which any computation of present value can be verified. Consequently, the Corporation’s management does not believe there is a reliable method of computing the present value of such stock options.

(2)	All options are granted at 100% of fair market value on the date of grant. The options are exercisable during a period commencing one year after the date of grant and ending on the date specified in the option which, in no event, is later than 10 years after the date of grant, provided that the optionee remained in the employment of the Corporation or its affiliates. The option exercise period may be shortened upon an optionee’s disability, retirement or death. Shares acquired upon option exercise must be held one year from the date of exercise.

     The following table shows aggregate option exercises in the last fiscal year and year-end values.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)
			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
	Shares		at FY-End (#)		at FY-End ($)(2)
	Acquired	Value	Exercisable (E)/		Exercisable (E)/
Name	on Exercise (#)	Realized ($)(1)	Unexercisable (U)		Unexercisable (U)
Stanley N. Pontius	23,127	$127,153	171,243	(E)	$0	(E)
			0	(U)	0	(U)
James C. Hall	2,670	19,981	60,493	(E)	45,369	(E)
			10,000	(U)	0	(U)
Mark W. Immelt	0	0	85,981	(E)	7,898	(E)
			10,000	(U)	0	(U)
C. Douglas Lefferson	0	0	42,362	(E)	13,381	(E)
			10,000	(U)	0	(U)
C. Thomas Murrell, III	0	0	17,500	(E)	4,350	(E)
			10,000	(U)	0	(U)
Bruce E. Leep	0	0	17,326	(E)	3,032	(E)
			0	(U)	0	(U)

(1)	Aggregate market value on the exercise date of shares covered by the option less the aggregate price paid by the Named Executive Officer.

(2)	Values stated reflect gains on outstanding options based on the fair market value of $15.95 per common share of the Corporation on December 31, 2003.

          The Corporation has no long term incentive plans relating to future compensation of the Named Executive Officers other than the 1991 Incentive Plan and the First Financial Bancorp. 1999 Stock Incentive Plan for Officers and Employees (the “1999 Incentive Plan”).

Personal Benefits

          The Named Executive Officers of the Corporation receive certain fringe benefits, such as participation in group medical and life insurance programs, which are generally available to employees of the Corporation and its subsidiaries on a non-discriminatory basis. In addition, the Named Executive Officers are reimbursed for business-related expenses they incur (including certain club dues and expenses), and some of the Named Executive Officers also have the use of Corporation-owned automobiles. Management believes that the costs of reimbursement of such expenses and providing such automobiles constitute ordinary and necessary business expenses that facilitate job performance and minimize work-related expenses incurred by the Named Executive Officers. The Named Executive Officers have included in their taxable income the cost of personal use of Corporation-owned automobiles. Management has concluded that the aggregate amount of such personal benefits does not exceed the lesser of $50,000 with respect to any Named Executive Officer or 10% of the compensation of such person.

Benefit Plans

          The Corporation has a thrift plan, a retirement plan, a supplemental retirement plan and a deferred compensation plan. It also maintains the Split Dollar Agreements which cover the Named Executive Officers and certain other management employees. The retirement plan and the thrift plan cover the majority of the employees of the Corporation and its subsidiaries, including the officers of the Corporation. All employees who are 21 years of age and have had one year of service are covered by the retirement plan. Among the Named Executive Officers, the supplemental retirement plan covers Stanley N. Pontius, James C. Hall and Mark W. Immelt. The deferred compensation plan is a nonqualified deferred compensation plan in which only executive officers of the Corporation are eligible to participate. Participants may elect to defer up to 50% of their base salary and 100% of their bonus or incentive pay for any year.

          The thrift plan covers employees who have been credited with at least one year of service and reached age 21. Participation is voluntary and participants may contribute up to 50% of their base salary (unless limited by law or regulation) to the plan. The Corporation’s subsidiaries’ matching contributions are 50% of each participant’s contribution, limited to 3% of base salary of each participant, and become fully vested when made.

          Under the retirement plan and supplemental retirement plan, amounts that are payable to persons in selected remuneration and service classifications at normal retirement age are:

Estimated Annual Benefits
For Years of Credited Service Indicated (1)(2)(3)

Average
Annual Salary	10	15	20	25	30	35	40 or more
$200,000	$32,204	$48,307	$64,409	$80,136	$95,863	$111,590	$123,090
225,000	36,454	54,682	72,909	90,761	108,613	126,465	139,403
250,000	40,704	61,057	81,409	101,386	121,363	141,340	155,715
275,000	44,954	67,432	89,909	112,011	134,113	156,215	172,028
300,000	49,204	73,807	98,409	122,636	146,863	171,090	188,340
325,000	53,454	80,182	106,909	133,261	159,613	185,965	204,653
350,000	57,704	86,557	115,409	143,886	172,363	200,840	220,965
400,000	66,204	99,307	132,409	165,136	197,863	230,590	253,590
500,000	83,204	124,807	166,409	207,636	248,863	290,090	318,840
600,000	100,204	150,307	200,409	250,136	299,863	349,590	384,090
700,000	117,204	175,807	234,409	292,636	350,863	409,090	449,340
800,000	134,204	201,307	268,409	335,136	401,863	468,590	514,590

(1)	Benefits under the retirement plan and supplemental retirement plan are paid based upon the average monthly compensation for the five consecutive plan years which produce the highest average. The compensation covered by the plans is equal to the salary and bonus reported in columns (c) and (d) of the Summary Compensation Table plus all other amounts included in Form W-2 wages, except amounts realized upon the exercise of nonqualified stock options and amounts realized upon the vesting of restricted stock awards. The covered compensation paid to the Named Executive Officers during the prior fiscal year and the credited years of benefit service under the plans for each of the Named Executive Officers are as follows: James C. Hall — $328,591 and 12 years; Mark W. Immelt — $331,042 and 7 years; C. Douglas Lefferson — $244,431 and 18 years; and C. Thomas Murrell, III - $222,890 and 3 years. The covered compensation for 2003 and the credited years of benefit service for Stanley N. Pontius, as of October 15, 2003, were $730,821 and 13 years, respectively. At his retirement in June 2001, Mr. Leep had accrued 2 years of benefit service plus 32 years of vesting service. Mr. Leep is currently receiving benefits under the retirement plan.

(2)	In the retirement plan, participants are 100% vested after five years of credited service. The normal retirement benefit, payable as a single life annuity beginning at the normal retirement age of 65, is 1.1% of the average monthly compensation multiplied by years of service (maximum of 40), plus .6% of average monthly compensation greater than Social Security covered compensation multiplied by years of service (maximum of 35). The estimated benefits accrued during the year under the retirement plan for each of the Named Executive Officers are not actuarially ascertainable under the methods used for calculation of the cost to the Corporation by the actuaries.

(3)	As a result of the provisions of the Code, maximum annual compensation for which benefits will be paid under the retirement plan is $200,000 and maximum annual benefits under the retirement plan are $160,000 (for 2003). All of the Named Executive Officers, except Mr. Leep, Mr. Lefferson and Mr. Murrell, participate in the supplemental retirement plan. The benefit under the supplemental retirement plan is equal to the difference between the annual benefit payable under the retirement plan without regard to the limits imposed by the Code upon qualified plans and the maximum annual benefit payable under the retirement plan upon the executive’s retirement.

          The Split Dollar Agreement is an endorsement method split dollar arrangement which applies to a life insurance policy owned by the Corporation which, upon a Named Executive Officer’s death, first pays the Corporation the premiums which the Corporation paid for the policy, and then pays the Named Executive Officer’s beneficiary a death benefit equal to three times the executive’s base salary in effect at his or her death. If the Named Executive Officer terminated employment before death and, when employment terminated, he or she was eligible to receive an immediate retirement benefit under the early retirement provisions of the Corporation’s retirement plan and had been employed for at least five years, the Corporation keeps the policy in force until the executive’s death and the death benefit is equal to three times the executive’s base salary at the time of his or her termination of employment. In either case, any amounts payable under the policy after the payment to the Named Executive Officer’s beneficiary are paid to the Corporation.

PERFORMANCE GRAPH

          The following graph compares the five-year cumulative total return of the Corporation with that of companies that comprise the Nasdaq Market Index and a peer group comprised of all actively traded bank holding companies in Ohio and Indiana (the “Peer Group”). The information presented assumes that dividends are reinvested. The returns of the issuers comprising the Peer Group have been weighted according to their respective stock market capitalization.

	1998	1999	2000	2001	2002	2003
FIRST FINANCIAL BANCORP	$100.00	$79.69	$65.57	$70.69	$67.97	$68.02
PEER GROUP	100.00	82.27	98.68	101.11	102.63	121.94
NASDAQ MARKET INDEX	100.00	176.37	110.86	88.37	61.64	92.68

          The Peer Group is comprised of 1st Source Corporation, Belmont Bancorp., Charter One Financial, Inc., Community Bank Shares of Indiana, Inc., Fifth Third Bancorp, First Citizens Banc Corp, First Financial Bancorp., First Financial Corporation, First Indiana Corporation, First Merchants Corporation, First Shares Bancorp, Inc., FirstMerit Corporation, German American Bancorp, Home Federal Bancorp, Horizon Bancorp, Huntington Bancshares Incorporated, Integra Bank Corporation, Irwin Financial Corporation, Keycorp, Lakeland Financial Corporation, LNB Bancorp, Inc., Mainsource Financial Group, Monroe Bancorp, National City Corporation, NB&T Financial Group, Inc., Oak Hill Financial, Inc., Ohio Legacy Corp, Ohio Valley Banc Corp, Old National Bancorp, Park National Corporation, Peoples Bancorp Inc., Provident Financial Group, Inc., Rurban Financial Corp., Second Bancorp Incorporated, Sky Financial Group, Inc., St. Joseph Capital Corporation, Tower Financial Corporation, United Bancorp, Inc., United Bancshares, Inc., Unizan Financial Corp., and Wayne Bancorp, Inc.

COMPENSATION COMMITTEE REPORT

          The Compensation Committee’s goal in setting executive compensation is to provide incentives to the Corporation’s executive officers to increase shareholder value. To achieve this goal, the Compensation Committee authorizes base salaries that are competitive with those set at bank holding companies of comparable size and performance and uses programs that personally reward executives for corporate financial results (i) that are competitive with peer group bank holding companies and (ii) that have benefited the Corporation’s shareholders.

          During the 2003 fiscal year, the components of the Corporation’s executive compensation program were base salary, a Performance Incentive Compensation Plan (“PIC”) and the 1999 Incentive Plan.

          In 2003, the Compensation Committee used the compensation research services of Towers Perrin and SNL Securities to assist in determining appropriate compensation for the Named Executive Officers of the Corporation. (For purposes of this report only, the term “Named Executive Officers” excludes Mr. Leep.) The Compensation Committee reviewed data regarding cash compensation, including bonuses and/or incentive payments, and stock option grants to executive officers of commercial banks and bank holding companies. As part of its review, the Compensation Committee compared the compensation of the Named Executive Officers to the compensation of executive officers of a peer group of banks and bank holding companies. The Compensation Committee also reviewed data regarding the performance of companies in the peer group, specifically, return on average equity and total shareholder return.

          After a review of the information noted above, comparisons of peer group banks, and a detailed salary history for the Named Executive Officers, the Compensation Committee determined the 2003 base salaries for those officers. Taking into consideration the officers’ current pay relative to market data provided by Towers Perrin and the performance of each officer, the Compensation Committee approved increases to the base salaries for each of the Named Executive Officers as follows: Mr. Pontius 7%, Mr. Hall 6%, Mr. Immelt 3%, Mr. Lefferson 7.8% and Mr. Murrell 5.5%. The base salary increases were approved by the full Board of Directors and became effective in January 2003.

          The Corporation’s PIC Plan is designed to reward key executives throughout the Corporation for achieving established corporate goals. The PIC Plan assigns maximum “points” (each point is one percent of year-end base salary) based on that officer’s level of responsibility and the asset size of his or her affiliate. The Compensation Committee set the maximum PIC awards for the Named Executive Officers and reviewed the performance goals for the PIC Plan in January 2003. The targeted performance goals for 2003 for Mr. Pontius, Mr. Hall, Mr. Lefferson and Mr. Murrell included increase in earnings per share, return on equity, return on assets, stock price and book value for the Corporation. The performance goals for Mr. Immelt, who serves as President and Chief Executive Officer of First Financial Bank, included net increase in earnings, return on assets, increase in net interest income and noninterest income, efficiency, net interest margin and various credit quality ratios. The full Board of Directors approved both the performance goals and the maximum PIC points for the Named Executive Officers of the Corporation in January 2003.

          In February 2004, the Compensation Committee determined the PIC points to be awarded to each executive officer of the Corporation based upon 2003 performance results. The points awarded out of the potential maximum points for each of the Named Executive Officers (excluding Mr. Pontius) were as follows: Mr. Hall, 6 points out of 35; Mr. Immelt, 6 points out of 35; Mr. Lefferson, 6 points out of 35; and Mr. Murrell, 5 points out of 30.

          The 1999 Incentive Plan provides for incentive compensation to executive officers that is tied to the enhancement of shareholder value. Under the 1999 Incentive Plan, the Compensation Committee determined and approved, in January 2003, incentive stock options and restricted stock awards for the Named Executive Officers. The Committee awarded Mr. Pontius an incentive stock option for 10,000 common shares and a restricted stock award of 30,473 common shares based on the Committee’s subjective evaluation of Mr. Pontius’s performance, taking into consideration the Corporation’s profitability and overall 2002 financial performance. The Committee determined the stock options and restricted stock awards for the other Named Executive Officers based upon Mr. Pontius’s recommendation, which takes into account the individual officer’s level of responsibility and contribution to the Corporation’s earnings.

          Effective October 15, 2003, the Board of Directors appointed Bruce E. Leep, a director and Chairman of the Board of Directors of the Corporation, to serve as Interim President and Chief Executive Officer. The

Compensation Committee approved a $5,000 monthly stipend for Mr. Leep for the period during which he serves as Interim President and Chief Executive Officer.

          In December 2003, as in past years, all employees of the Corporation and all employees of First Financial Bank received a year-end bonus, as approved by their respective Boards of Directors. The bonus was 3% of base pay earned for all employees of the Corporation and all employees of First Financial Bank. Of the Named Executive Officers of the Corporation, Mr. Hall, Mr. Lefferson and Mr. Murrell each received the 3% bonus. Mr. Immelt, as an employee of First Financial Bank, was entitled to receive the 3% bonus, but declined to accept it.

          Section 162(m) of the Internal Revenue Code generally disallows a corporate tax deduction for annual compensation paid to executive officers to the extent that it exceeds $1,000,000. It is the policy of the Compensation Committee that compensation to executive officers should, in general, be structured to qualify for deductibility under Section 162(m). For those exceptional circumstances where executive compensation may exceed the deductible amount, the Corporation has adopted a deferred compensation plan which provides for the mandatory deferral of such excess compensation.

COMPENSATION COMMITTEE

James C. Garland, Chairperson	Murph Knapke
Carl R. Fiora	Barry S. Porter

TRANSACTIONS WITH RELATED PARTIES

Compensation Committee Insider Participation

          Murph Knapke, a director of the Corporation and a member of the Compensation Committee, is a partner of Knapke Law Office, which provided real estate title services for Community First Bank & Trust during the prior fiscal year and proposes to provide such services in the current fiscal year. The fees paid for these services in the last fiscal year exceeded $60,000. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Knapke’s status as an independent director.

Other Business Relationships

          Two directors of the Corporation are members of law firms that provide legal services to subsidiaries of the Corporation. Corinne R. Finnerty is the sole shareholder and an officer of Corinne R. Finnerty, P.C. d/b/a McConnell & Finnerty, which has been retained by Heritage Community Bank and First Financial Bank during the prior fiscal year and the current fiscal year. During the prior fiscal year, the Corporation’s subsidiaries paid McConnell & Finnerty $94,060 in legal fees. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Ms. Finnerty’s status as an independent director. Stephen S. Marcum is a member of the law firm of Parrish, Fryman & Marcum Co., LPA, which has been retained by First Financial Bank, Heritage Community Bank and the First Financial Bancorp Service Corp. during the prior fiscal year and the current fiscal year. During the prior fiscal year, the Corporation’s subsidiaries paid Parrish, Fryman & Marcum Co., LPA $221,619 in legal fees. The Board of Directors has determined that the payments to Mr. Marcum exceed the applicable limits established by the rules of the NASD and, therefore, Mr. Marcum is not an independent director.

          Steven C. Posey, a director of the Corporation, has a 19% interest as a limited partner in Midd West Development LTD, from which First Financial Bank rented retail office space during the prior fiscal year and proposes to continue to rent such space in the current fiscal year. The total rent paid during the last fiscal year exceeded $60,000. The Board of Directors has determined that these payments, which are below the applicable limits established by the rules of the NASD, do not affect Mr. Posey’s status as an independent director.

Indebtedness of Management

          Some of the officers and directors of the Corporation and the companies with which they are associated were customers of the banking subsidiaries of the Corporation. The loans to such officers and directors and the companies with which they are associated (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest and nature of collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

          The subsidiaries of the Corporation have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers, principal shareholders and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers, directors and persons who own more than 10 percent of a registered class of the Corporation’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

          Based solely on the Corporation’s review of the copies of such forms that it has received and written representations from certain reporting persons that they were not required to file a Form 5 for the specified fiscal year, the Corporation believes that all its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2003.

SHAREHOLDER PROPOSALS

          If an eligible shareholder wishes to present a proposal to be included in the Corporation’s Proxy Statement and form of Proxy relating to the 2005 Annual Meeting of Shareholders, it must be presented to management by certified mail, written receipt requested, not later than November 26, 2004. Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2005 Annual Meeting of Shareholders must inform the Corporation no later than February 7, 2005. If notice is not provided by that date, the person(s) named in the Corporation’s Proxy for the 2005 Annual Meeting will be allowed to exercise his or her discretionary authority to vote upon any such proposal without the matter having been discussed in the Proxy Statement for the 2005 Annual Meeting. Proposals should be sent to First Financial Bancorp., Attention: Janie McCauley, Legal Officer and Secretary, 300 High Street, P.O. Box 476, Hamilton, Ohio 45012-0476.

ANNUAL REPORT

          The Corporation’s financial statements are not included in this Proxy Statement as they are not deemed material to the exercise of prudent judgment by the shareholders with respect to any proposal to be submitted at the Annual Meeting. The Corporation’s Annual Report for the year ended December 31, 2003, is being mailed to each shareholder with the Proxy and Proxy Statement, but such Annual Report is not incorporated in this Proxy Statement and is not deemed to be a part of the Proxy soliciting material.

          A SHAREHOLDER OF THE CORPORATION MAY OBTAIN A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AND AS FILED WITH THE SEC WITHOUT CHARGE BY SUBMITTING A WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

FIRST FINANCIAL BANCORP. Attn: Janie McCauley, Legal Officer and Secretary 300 High Street P.O. Box 476 Hamilton, Ohio 45012-0476

          The Annual Report on Form 10-K is also available through the Corporation’s Web site at www.ffbc-oh.com under the “Investor Information” link, by clicking on “SEC Filings.”

          Management and the Board of Directors of the Corporation know of no business to be brought before the meeting other than as set forth in this Proxy Statement. However, if any matters other than those referred to in this Proxy Statement should properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy on such matters in accordance with their best judgment.

          The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by some of the officers, directors and employees of the Corporation or its subsidiaries, by telephone or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares of the Corporation and will be reimbursed for their related expenses.

By Order of the Board of Directors,

/s/ Janie McCauley

Janie McCauley, Legal Officer and Secretary

March 24, 2004

Appendix A

FIRST FINANCIAL BANCORP.
AUDIT COMMITTEE CHARTER

Committee Purpose

The Committee’s purpose is to assist the board of directors of First Financial Bancorp. (the “Company”) and oversee the Company’s accounting and financial reporting processes, the external auditors’ qualifications and independence, the performance of the Company’s internal audit function and the external auditors, and the Company’s compliance with applicable legal and regulatory requirements. This purpose includes a particular focus on the qualitative aspects of financial reporting to shareholders and the Company’s processes for the management of business/financial risk. In fulfilling its purpose, the Committee shall coordinate with other board Committees and maintain strong, positive working relationships with management, external and internal auditors, counsel and other Committee advisers.

Committee Membership

The Committee shall consist of at least three and no more than seven directors. Each Committee member must:

•	Be independent as defined under Rule 4200 of the National Association of Securities Dealers, Inc.;

•	Meet the criteria for independence set forth in Rule 10A-3(b)(1), as promulgated by the Securities and Exchange Commission (“SEC”) (17 C.F.R. §240.10A-3(b)(1)) (subject to the exemptions provided in Rule 10A-3(c)); and

•	Be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

In addition, at least one member of the Committee must have the attributes of an “audit committee financial expert” as defined by Rule 401, as promulgated by the SEC (17 C.F.R. §229.401).

Committee appointments shall be approved annually by the full board of directors.

The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

Committee Funding

The Committee shall have the authority to determine, and the board of directors shall provide, the funding necessary for payment of:

•	Compensation to the external auditors;

•	Compensation to any advisers engaged by the Committee; and

•	Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Frequency and Conduct of Meetings

The Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the Committee or chairperson.

Appendix A

Committee meeting agendas shall be the responsibility of the Committee chairperson, with the assistance of the internal auditor and input from Committee members. It is expected that management and key Committee advisers, and perhaps others, would participate in this process.

Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume Committee members have reviewed written materials in sufficient depth to participate in Committee discussions.

The Committee shall request members of management, counsel, internal auditors, and external auditors, as applicable, to participate in Committee meetings, as necessary, to carry out the Committee responsibilities. Periodically and at least annually, the Committee shall meet in private session with only the Committee members. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors, at least annually.

Reporting to Board of Directors

The Committee, through the Committee chairperson, shall report periodically, as deemed necessary, but at least semi-annually, to the full board of directors. The chairperson will orally summarize the Committee meeting, separately identifying monitoring activities from approvals, at the subsequent board of directors meeting.

Reporting to Shareholders

The Committee shall make available to shareholders a summary report on the scope of its activities. This may be identical to the report that appears in the Company’s annual proxy statement.

Committee’s Relationship with External and Internal Auditors

The external auditors, in their capacity as an independent, registered public accounting firm, shall report directly to the Committee. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the external auditors (including resolution of disagreements between management and the external auditors regarding financial reporting).

Before the external auditors are engaged by the Company to render audit or permissible non-audit services, the engagement shall either be approved by the Committee or be entered into pursuant to pre-approval policies and procedures established by the Committee as necessary to maintain the independence of the external auditors under Rule 2-01(c)(7) of Regulation S-X, as promulgated by the SEC (17 C.F.R. §201.2-01(c)(7)).

The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with Independence Standards Board Standard No. 1. Additionally, the Committee shall discuss with the external auditors relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the external auditors’ assurances of independence, it shall take appropriate action to oversee the independence of the external auditors.

The internal audit function shall be responsible to the board of directors through the Committee.

If either the internal or external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment have not been adequately addressed, they should communicate these issues to the Committee chairperson.

Appendix A

Primary Committee Responsibilities

Monitor Financial Reporting and Risk Control Related Matters

The Committee shall review and assess:

•	Risk Management – The Company’s business risk management process, including the adequacy of the Company’s overall control environment and controls in selected areas representing significant financial and business risk.

•	Annual Reports and Other Major Regulatory Filings – All major financial reports in advance of filings or distribution.

•	Internal Controls and Regulatory Compliance – The Company’s system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the code of ethics.

•	Internal Audit Responsibilities – The annual internal audit plan and the process used to develop the plan. Status of activities, significant findings, recommendations, and management’s response.

•	Regulatory Examinations – SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management’s response.

•	External Audit Responsibilities – Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

•	Financial Reporting and Controls – Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

•	Auditor Recommendations – Important internal and external auditors’ recommendations on financial reporting, controls and other matters, including specifically, discussions with the external auditors regarding:

•	All critical accounting policies and practices to be used;

•	All alternative treatments within Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management; and

•	Other material written communications between the external auditors and management.

Management’s response to such recommendations and the views of management and auditors on the overall quality of annual and interim financial reporting.

•	Committee Performance – The Committee’s own performance as well as the Committee’s role and responsibilities, seeking input from senior management, the full board of directors, and others.

The Committee shall review, assess, and approve:

•	At least annually, the code of ethics, the internal audit charter and the Committee charter.

Appendix A

•	Changes in important accounting principles and the application thereof in both interim and annual financial reports.

•	Significant conflicts of interest and related-party transactions.

•	Performance of and changes in external auditors.

•	Performance of the internal auditor and changes in internal audit leadership and/or key financial management.

The Committee shall establish procedures for:

•	The receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•	The confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

Adopted by the board of directors of First Financial Bancorp. on August 26, 2003.

PLEASE MARK VOTES
X AS IN THIS EXAMPLE

REVOCABLE PROXY
FIRST FINANCIAL BANCORP.

ANNUAL MEETING OF SHARHOLDERS — April 27, 2004

     Each undersigned shareholder of First Financial Bancorp. (the “Corporation”) hereby constitutes and appoints Wanda R. Lady and Frank M. Peters or either of them, with full power of substitution in each of them, the proxy or proxies of the undersigned to vote only at the Annual Meeting of Shareholders of the Corporation to be held at the Manor House Banquet and Conference Center, 7440 Mason-Montgomery Road, Mason, Ohio 45040, on April 27, 2004, at 10:00 A.M., local time, and at any adjournment thereof, all of the shares of the Corporation which the undersigned would be entitled to vote if personally present at such meeting or any adjournment thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING ITEM:

1.	The election as directors of all nominees listed (except as marked to the contrary below):

          ___FOR

          ___WITHHOLD

          ___FOR ALL EXCEPT

CLASS III EXPIRING IN 2007: Donald M. Cisle, Corinne R. Finnerty and Bruce E. Leep.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	To consider and act upon, in their discretion, such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ABOVE. IN THE ABSENCE OF SUCH INDICATIONS THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE ABOVE NAMED NOMINEES FOR DIRECTOR.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying Proxy Statement is hereby acknowledged.

Please be sure to sign and date this Proxy in the box below.

Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FINANCIAL BANCORP.

The signature or signatures on this Proxy should be the same as the name or names which appear hereon. Persons signing in a fiduciary capacity should give full title as such.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.